Valley Financial Corporation

                              36 Church Avenue, SW
                            Roanoke, Virginia 24011

     This Proxy is solicited by the Board of Directors of Valley Financial Corporation for the 1999 Annual Meeting of Shareholders to be held on April 29, 1999.

     The undersigned hereby appoints Douglas W. Densmore, Esq. and Kevin P. Oddo, Esq., either of whom may act, with full power of substitution, as proxy to vote all of the shares of common stock of the Company held of record by the undersigned on February 26, 1999 at the Annual Meeting of the Company to be held on April 29, 1999 and at any adjournments thereof, as designated below:

1. ELECTION OF FIVE CLASS B DIRECTORS to serve until the 2002 Annual Meeting of Shareholders.

[ ]  FOR all nominees below                  [ ]  WITHHOLD AUTHORITY
     (except as marked to the contrary            to vote for all nominees below
     below)

CLASS B NOMINEES:   Abney S. Boxley, III, W. Jackson Burrows, William D. Elliot,
                    Barbara B. Lemon and  Ward W. Stevens, M.D.

Instruction: To withhold authority for any individual nominee, write that nominee's name on the space provided below.

--------------------------------------------------------------------------------

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THE STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THE PROXY WILL BE VOTED FOR PROPOSAL NO. 1 ABOVE.

The undersigned hereby acknowledges receipt of the Notice and Proxy Statement dated March 22, 1999 with respect to the 1999 Annual Meeting.

                                        Dated ______________________, 1999

Number of Shareholders Attending
the Annual Meeting _________
                                        __________________________________
                                        (Signature of Shareholder)


                                        __________________________________
                                        (Signature of Shareholder)

                         NOTE: When signing as attorney, trustee, administrator, executor or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. In the case of joint tenants, each joint owner must sign.

                         VALLEY FINANCIAL CORPORATION

                              36 Church Avenue, SW
                            Roanoke, Virginia 24011

                 NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN, that the 1999 Annual Meeting of Shareholders of Valley Financial Corporation (the "Annual Meeting") will be held at the Hotel Roanoke & Conference Center, 110 Shenandoah Avenue NW, Roanoke, Virginia 24012 on Thursday, April 29, 1999 at 6:00 p.m. local time, for the following purposes:

     1. To elect five Class B directors to serve until the 2002 Annual Meeting of Shareholders, or in the case of each director, until his or her successor is duly elected and qualifies.

     2. To transact such other business as may properly come before the Annual Meeting.

     Only shareholders of record at the close of business on February 26, 1999 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

     Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding matters proposed to be acted upon at the Annual Meeting.

     To assure that your shares are represented at the Annual Meeting, please complete, sign, date and mail promptly the enclosed proxy, for which a return envelope is provided. Your proxy is revocable by you at any time prior to its exercise.

                              By Order of the Board of Directors



                              A. Wayne Lewis
                              Executive Vice President, Chief Operating
                               Officer and Corporate Secretary

March 22, 1999

                          VALLEY FINANCIAL CORPORATION

                              36 Church Avenue, SW
                            Roanoke, Virginia 24011

                                PROXY STATEMENT

                  FOR THE 1999 ANNUAL MEETING OF SHAREHOLDERS

     The solicitation of the enclosed proxy is made by and on behalf of the Board of Directors of Valley Financial Corporation (the "Company") to be used at the 1999 Annual Meeting of Shareholders (the "Annual Meeting") to be held at 6:00 p.m. local time, at the Hotel Roanoke & Conference Center, 110 Shenandoah Avenue NW, Roanoke, Virginia 24012 on Thursday, April 29, 1999 and at any adjournments thereof. The approximate mailing date of this Proxy Statement is March 22, 1999.

     The cost of solicitation of proxies will be borne by the Company. Such costs include charges by brokers, fiduciaries and custodians for forwarding proxy materials to beneficial owners of Company stock held in their names. Solicitations will be made only by use of the mails, except that if necessary, officers, directors and employees of the Company may without additional compensation solicit proxies by telephone or personal contact.

     All properly executed proxies delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with the instructions thereon. Any person signing and mailing the enclosed proxy may, nevertheless, revoke the proxy at any time prior to the actual voting thereof by providing written notice of revocation of the proxy, or by submitting a signed proxy bearing a later date. Any such written notice of revocation should be sent to the Corporate Secretary of the Company, P.O. Box 2740, Roanoke, Virginia 24001.

     An Annual Report to Shareholders, including the summary consolidated financial statements for the year ended December 31, 1998 is being mailed to you concurrently with this Proxy Statement, but is not and should not be considered proxy solicitation material.

                               VOTING PROCEDURES

     As of February 26, 1999 the Company had outstanding 964,990 shares of its common stock, no par value (the "Common Stock"), each of which is entitled to one vote at the Annual Meeting or any adjournment thereof. A majority of votes entitled to be cast on matters to be considered at the Annual Meeting constitutes a quorum. Broker nonvotes (in which brokers fail to vote shares on behalf of the beneficial owners thereof) will not be treated as present or represented at the meeting, and will not be included in determining whether a quorum is present.

     Election of Directors. Directors are elected by a plurality of the votes of the shares represented in person or by proxy at the Annual Meeting. Only shares that are voted in favor of a nominee will be counted toward that nominee's achievement of a plurality. Shares represented by proxy as to which the shareholder properly withheld authority to vote for a nominee will not be counted toward that nominee's achievement of a plurality.

     Other Matters. The affirmative vote of a majority of the shares represented at the Annual Meeting is required for a matter to be deemed approved by the shareholders. Shares represented by proxy as to which the shareholder abstained from voting are considered present at the meeting for the proposal but, because they are not affirmative votes for the proposal, they have the same effect as votes cast against the proposal. Broker nonvotes are not considered present at the Annual Meeting and are not counted with regard to the proposal.


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information as to persons believed by management of the Company to be beneficial owners of more than 5% of the outstanding Common Stock. Other than as disclosed below, the Company is not aware of any person or group, as those terms are defined in the Securities Exchange Act of 1934, who beneficially owned more than 5% of the outstanding Common Stock as of February 26, 1999.


                      Name and Address       Number of
     Title of Class   of Beneficial Owner    Shares Owned     Percent of Class
     --------------   -------------------    ------------     ----------------
     Common Stock     George W. Logan           90,000              9.33%
                      P.O. Box 1190
                      Salem, VA  24153



                             ELECTION OF DIRECTORS

     The Company's Articles of Incorporation divide the Board of Directors into three classes (A, B and C) as nearly equal in number as possible, with the terms of office of each class ending in successive years. The current term of office of the Class B directors expires at this 1999 Annual Meeting. The terms of office of the Class C and Class A directors will expire in 2000 and 2001, respectively.

     It is the intent of the named proxies, unless otherwise directed, to vote in favor of the election of each of the five nominees for Class B director whose names appear below. Each nominee has agreed to serve if elected. In the event any named nominee shall unexpectedly be unable to serve, proxies will be voted for the remaining named nominees and such other person or persons as may be designated by the Board of Directors.


                 INFORMATION CONCERNING DIRECTORS AND NOMINEES

     The following information, including the principal occupation during the past five years, is given with respect to the nominees for election to the Board at the Annual Meeting, and for the directors who will continue in office after
the Annual Meeting.   All of the nominees for re-election as directors currently serve as directors of the Company and of Valley Bank, N.A. (the "Bank"), the Company's wholly-owned subsidiary.


                                                       Shares of Common Stock
                                                       Beneficially Owned as of
                                                       February 26, 1999

Name, Age and Year                                           Shares    Percent
First Became Director     Principal Occupation               Owned     of Class
---------------------     --------------------               ------    --------
                             NOMINEES FOR DIRECTOR

                                    CLASS B
                      (to serve until 2002 Annual Meeting)

Abney S. Boxley, III(1)   President and Chief Executive      20,000      2.07%
Age 41                    Office, W. W. Boxley Co.
Director since 3/94       (construction materials supplier),
                          Roanoke, VA

W. Jackson Burrows*       Executive Vice President,          17,700(2)   1.83%
Age 51                    Virginia Construction Supply,
Director since 3/94       Inc. (distributor to commercial
                          and highway contractors),
                          Salem, VA

William D. Elliot*        Chairman and President, AEW, Inc.  45,000(3)   4.66%
Age 53                    (specialists in construction and
Director since 3/94       maintenance of overhead electric
                          power lines, industrial electric
                          wiring and industrial process
                          controls), Roanoke, VA

Barbara B. Lemon          Civic Leader, Roanoke, VA          20,000      2.07%
Age 62
Director since 3/94

Ward W. Stevens, M.D.*    Retired neurosurgeon since 1997;   27,500      2.85%
Age 63                    prior thereto, Neurosurgeon,
Director since 3/94       Neurosurgical Associates of
                          Roanoke, Inc., Roanoke, VA


                                    CLASS C
                      (serving until 2000 Annual Meeting)

Ellis L.  Gutshall*       President and Chief Executive      29,680(4)   3.01%
Age 48                    Officer of the Company since
Director since 6/96       1996; prior thereto, Senior Vice
                          President and Chief Lending
                          Officer since 1995; prior thereto,
                          Executive Vice President, First
                          Virginia Bank - Southwest,
                          Roanoke VA

Mason Haynesworth         Director of Specialized Audits,       500(5)   0.05%
Age 58                    Norfolk Southern Corporation (rail
Director since 6/97       transportation company),
                          Roanoke, VA

                                       4

                                                       Shares of Common Stock
                                                       Beneficially Owned as of
                                                       February 26, 1999

Name, Age and Year                                           Shares    Percent
First Became Director     Principal Occupation               Owned     of Class
---------------------     --------------------               ------    --------

A. Wayne Lewis*           Executive Vice President, Chief    41,920(6)   4.21%
Age 55                    Operating Officer, Chief
Director since 3/94       Financial Officer and Corporate
                          Secretary of the Company since
                          1996; prior thereto, Senior Vice
                          President, Roanoke, VA

George W. Logan*(7)       Chairman of the Board of           90,000      9.33%
Age 54                    Directors of the Company;
Director since 3/94       Chairman, Warsaw Industrial
                          Centers (developer of commercial
                          distribution warehouses),
                          Roanoke, VA

Maury L. Strauss          Chairman, Strauss Development      20,100(8)   2.08%
Age 74                    Corporation (real estate
Director since 3/94       development firm) since 1995;
                          prior thereto, Chairman, Strauss
                          Construction Co. (real estate
                          development and residential
                          construction firm), Roanoke, VA


                                    CLASS A
                      (serving until 2001 Annual Meeting)

Eddie F. Hearp            President, National Financial      24,981(9)   2.59%
Age 55                    Services, Inc. (personal and
Director since 3/94       business insurance, retirement
                          benefit planning), Roanoke, VA

Anna L. Lawson            Anthropologist, Daleville, VA      32,500(10)  3.37%
Age 55
Director since 3/94

John W. Starr, M.D.       Cardiologist, Consultants in       22,900(11)  2.37%
Age 52                    Cardiology, P.C., Roanoke, VA
Director since 3/94

Michael E. Warner         Private Investor, Roanoke, VA      22,100(12)  2.29%
Age 63
Director since 3/94

14 Directors and                                            414,881     40.73%
Executive Officers as
a group
---------------------


* Member of the Executive Committee

(1) Mr. Boxley is also a director of Roanoke Gas Company.

(2) Includes 200 shares held by Crystal Spring Development Co., of which Mr. Burrows is Managing Partner.

(3) Includes 15,000 shares held by AEW, Inc., of which Mr. Elliot is Chairman and President.

(4) Includes 200 shares held by Mr. Gutshall as custodian for his children and 22,280 shares Mr. Gutshall has the right to acquire within 60 days through the exercise of stock options.

(5) Includes 500 shares held jointly by Mr. Haynesworth with his spouse.

(6) Includes 30,920 shares Mr. Lewis has the right to acquire within 60 days through the exercise of stock options.

(7)  Mr. Logan is also a director of Roanoke Electric Steel Corporation.

(8) Includes 20,000 shares held by Strauss Development Corporation, of which Mr. Strauss is Chairman.

(9) Includes 250 shares held by Mr. Hearp's spouse.

(10) Includes 2,000 shares held by Mrs. Lawson's son, 1,000 shares held by her spouse and 2,000 shares held by Mrs. Lawson as custodian for her nephew.

(11) Includes 1,000 shares held by Dr. Starr's spouse, 20,000 shares owned beneficially by Dr. Starr through the Consultants in Cardiology, P.C. Profit Sharing Plan and 400 shares held by Dr. Starr as custodian for his children.

(12) Includes 20,000 shares held jointly by Mr. Warner with his spouse.


YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR CLASS B LISTED ABOVE.

Certain Relationships and Related Transactions

     Anna L. Lawson, a Class A Director, is the sister of George W. Logan, a Class C Director and Chairman of the Board of Directors. Other than the foregoing, there are no family relationships among the Directors and Executive Officers of the Company.

     The Company leases the premises for its South Roanoke office from Betty J. Burrows, the mother of W. Jackson Burrows, a director of the Company. The lease is for a term of twelve years from January 1, 1997 with one five-year renewal option. Total lease payments by the Company to Mrs. Burrows during the initial term of the lease will aggregate $151,080. Management is of the opinion that the terms of the lease are no less favorable to the Company than if with an unaffiliated party.

     The Bank has had and expects to have loan transactions with certain of the directors and officers and their affiliates. Management of the Bank is of the opinion that such loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than normal risk of collectibility or present other unfavorable features.


                       BOARD OF DIRECTORS AND COMMITTEES

     The Boards of the Company and the Bank are identical in membership. The Boards have standing audit, nominating and compensation committees (or committees performing similar functions) as listed below.

Audit Committee

     The Audit Committee consists of Mrs. Lemon (Chairman), Messrs. Haynesworth and Hearp, and Dr. Starr. The Committee meets periodically with the independent auditors, internal auditors, bank regulators and certain appropriate officers of the Company. The basic functions of this committee include reviewing annual and interim reports of the internal and the independent auditors, reviewing the Company's system of internal controls and recommending the selection of independent auditors. The Audit Committee met twice in 1998.

Human Resources Committee

     The Human Resources Committee consists of Messrs. Elliot (Chairman), Boxley and Logan, and Mrs. Lawson. The Committee oversees the Company's compensation and benefits practices, recommends to the full Board the compensation arrangements for the Chief Executive Officer and the Chief Operating Officer, administers any executive compensation plans (including the present Incentive Stock Plan), reviews management succession plans and recommends to the full Board candidates for election as directors. The Committee met once in 1998.

     The Committee will consider suggestions from all sources, including shareholders, regarding possible candidates for nomination and election to the Board. Generally, candidates should be highly qualified by business, professional or comparable experience, affirmatively desirous of serving on the Board, financially capable of making a meaningful investment in the Company's stock, and able to represent the interests of all shareholders and not merely those of any special interest group. Shareholders wishing to suggest a candidate for consideration at the 2000 Annual Meeting of Shareholders should forward not later than December 15, 1999 the candidate's name and a description of the candidate's background and qualifications to the Corporate Secretary of the Company, who also serves as Secretary to the Human Resources Committee.

Compensation of Directors

     Directors of the Company did not receive any fees or other compensation for their services as directors in 1998.

Board and Committee Meetings and Attendance

     The Board of the Company met six times in 1998 and the Board of the Bank met thirteen times during the same period. All incumbent directors except for Mr. Elliot, Dr. Starr and Mr. Strauss attended at least 75% of the total meetings of the Boards of the Company and the Bank, and all committees thereof on which he or she sat.

Section 16(a) Beneficial Ownership Reporting Compliance

     Based upon a review of beneficial ownership reporting Forms 3 and 4 furnished to the Company under Rule 16a-3(e) of the Securities and Exchange Commission (the "Commission"), the Company believes that all reports of initial and subsequent changes in beneficial ownership of the Company's securities as required pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), were filed with the Commission on a timely basis during the most recent fiscal year or prior fiscal years by all persons who were directors or officers of the Company at any time during such fiscal years.

                             EXECUTIVE COMPENSATION

     The following table shows the cash compensation paid by the Company to its executive officers for the three years ended December 31, 1998.


                           Summary Compensation Table

                                                        Securities
                                                        Underlying
Name and Principal Position    Year  Salary $  Bonus $   Options     Other $(1)
---------------------------    ----  --------  -------  ----------   ---------
Ellis L. Gutshall
President/Chief Executive       1998    124,373    30,000      9,640    1,009
Officer
                                1997    117,879    19,500      9,640        0

                                1996    109,769         0          0        0

A. Wayne Lewis
Executive Vice President/       1998    108,150    20,000      9,640    1,638
Chief Operating Officer
                                1997    102,248    12,500     19,280        0

                                1996     94,776         0      5,000        0


(1) Includes 401(k) employer matching contributions.


Incentive Stock Plan

     The Incentive Stock Plan (the "Plan") was effective January 19, 1995 and is applicable to not more than 99,000 shares of the Company's Common Stock. The Plan is administered by the Human Resources Committee (the "Committee") of the Board (directors Boxley, Elliot, Lawson and Logan), which has the authority to grant to officers and employees of the Company and the Bank stock options, stock appreciation rights and outright grants of stock. Option prices are determined by the Committee, but cannot be less than fair market value of the Company's Common Stock at the time the option is granted. The exercise period of each option is determined by the Committee at the date of grant but cannot be more than ten years. Non-employee directors of the Company are not eligible for awards under the Plan.

     There were no options granted under the Plan in 1998 to any executive officer named in the summary compensation table. The following table shows stock options exercised during the last fiscal year (if any) and granted but unexercised stock options under the Plan for the named executive officers at December 31, 1998.


                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

                                                   Number of
                                                   Securities      Value of
                                                   Underlying     Unexercised
                                                   Unexercised   In-the-Money
                                                   Options at     Options at
                                                   12/31/98(#)   12/31/98($)

                       Shares
                     Acquired on     Value        Exercisable/    Exercisable/
Name                 Exercise(#)   Realized($)   Unexercisable   Unexercisable
----                 -----------   -----------   -------------   -------------
Ellis L. Gutshall              0             0           3,000          16,500
                                                         2,000          11,000

A. Wayne Lewis                 0             0           2,000          13,500
                                                         3,000          20,250



Individual Stock Option Agreements

     In addition to the Incentive Stock Plan described above, the Company has entered into agreements with Messrs. Gutshall and Lewis whereby those executive officers have received nontransferable options to purchase at $10 per share for each of three years shares of Company Common Stock in an amount up to one percent of the total shares sold in the Company's initial public offering, subject to the Bank meeting certain performance criteria as to profitability, size and loan quality for that year. With respect to Mr. Lewis, the performance criteria relate to the Bank's first through third years of operation since its opening on May 15, 1995 and, with respect to Mr. Gutshall, the Bank's second through fourth years of operation. The Company's individual stock option agreement with Mr. Lewis is contained in his employment agreement dated April 8, 1994 which was intended to induce him to become an organizer of the Bank (see "Employment Contracts and Termination of Employment and Change-in-Control Agreements"). The Company entered into a Stock Option Agreement dated December 19, 1996 with Mr. Gutshall (the "Option Agreement"), which was intended to compensate him in part for his assumption on June 20, 1996 of the position of President and Chief Executive Officer of the Company and the Bank.

     The Company sold 964,040 shares of Common Stock in its initial public offering, so if the Bank meets the applicable specified performance criteria for all of its first four years of operation, each officer would have three exercisable stock purchase options of 9,640 shares each or an aggregate of 28,920 shares per officer. The options are cumulative and exercisable in whole or in part only if the performance criteria are met, or if the Board determines that the performance criteria have been substantially met. Each option has a term of ten years from the date of vesting unless the officer's employment is terminated prior to the expiration of the ten year period. As of December 31, 1998 options with respect to all 28,920 shares had vested in the case of Mr. Lewis, and options with respect to 19,280 shares had vested in the case of Mr. Gutshall.


Employment Contracts and Termination of Employment and Change-in-Control Agreements

     On April 8, 1994 the Company entered into an employment agreement (the "Employment Agreement") with Mr. Lewis. The Employment Agreement has an initial term of three years from the first day of the month following the Company's breaking escrow on its initial public offering (February 1, 1995), with an automatic extension each year of one additional year unless either party gives notice at least 120 days prior to the date of extension that the Employment Agreement shall not be extended. The Agreement provides for a certain minimum salary level that may be increased (but not decreased) by the Board pursuant to an annual evaluation, as well as group benefits to the extent provided to other executives, the establishment of a life insurance policy financing facility and the stock option arrangement described above.

     The Employment Agreement also contains change-in-control provisions entitling Mr. Lewis to certain benefits in the event his employment is terminated within three years of a change in control of the Company for reason other than death, retirement, disability, cause, voluntary resignation other than for good reason, or pursuant to notice of termination given prior to the change in control (except notice of termination given after any regulatory filing has been made in contemplation of a change in control). If a change in control followed by such termination occurs, the executive will receive a lump-sum payment equal to 2.99 times average compensation (determined as set forth in the Agreement), provided that if the payment is or will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any similar tax (the "Excise Tax"), the amount of such payment will be reduced by the amount necessary to avoid the Excise Tax.

     As an inducement in part to become the Chief Lending Officer of the Bank in January, 1995, the Company agreed to enter into a change-in-control severance agreement with Mr. Gutshall (the "Severance Agreement"). The effective date of the Severance Agreement is December 19, 1996 and the initial term is five years.
 The Severance Agreement provides that if there is a change in control of the Company during the term of the Severance Agreement, then Mr. Gutshall shall be entitled to the same change-in-control protections and compensation as outlined in the discussion of Mr. Lewis' Employment Agreement in the immediately preceding paragraph.


                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     KPMG LLP acted as the Company's independent certified public accountants for the fiscal year ended December 31, 1998. Representatives of KPMG LLP are expected to attend the Annual Meeting and will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from shareholders.


                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the Company's 2000 Annual Meeting of Shareholders must be received not later than December 15, 1999 by the Corporate Secretary at P.O. Box 2740, Roanoke, VA 24001 for inclusion in the Company's Proxy Statement relating to that meeting.


                OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

     The Board of Directors knows of no other matter which may properly come before the Annual Meeting for action. However, if any other matter does properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the proxy in accordance with their judgment as to what is in the best interests of the Company.

Annual Report on Form 10-KSB

     A copy of the Company's Annual Report on Form 10-KSB as filed with the Commission for the year ended December 31, 1998 is available without charge to shareholders after March 31, 1999 upon request to the Corporate Secretary at P.O. Box 2740, Roanoke, VA 24001.

                                   By Order of the Board of Directors



                                   A. Wayne Lewis
Roanoke, Virginia                  Executive Vice President, Chief
March 22, 1999                      Operating Officer and Corporate
                                    Secretary